UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2011
OLD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana	47708

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (812) 464-1294
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Effective July 29, 2011, Old National Bank, a wholly-owned subsidiary of Old National Bancorp (the “Company”), assumed substantially all of the deposits and other certain liabilities and acquired certain assets of Integra Bank, National Association, a national banking association headquartered in Evansville, Indiana (“Integra”), from the Federal Deposit Insurance Corporation (“FDIC”), as receiver for Integra (the “Acquisition”), pursuant to the terms of a Purchase and Assumption Agreement — Whole Bank; All Deposits (the “Agreement”), entered into by Old National Bank, the FDIC as receiver of Integra and the FDIC. All financial and other numeric measures of Integra described below are based upon Integra’s internally prepared interim financial statement information as of July 29, 2011, which is subject to change.
Under the terms of the Agreement, Old National Bank acquired approximately $1.9 billion in assets, including approximately $1.2 billion in loans and other real estate owned, $0.4 billion of marketable securities and $0.3 billion of cash and cash equivalents. Approximately $101.9 million of loans, $80.3 million of securities and $1.7 million of other Integra assets were excluded from the transaction. Old National Bank assumed approximately $1.6 billion of liabilities, including approximately $1.5 billion in customer deposits. Brokered deposits were not assumed by Old National Bank.
Pursuant to the terms of the Agreement, Old National Bank entered into loss sharing agreements with the FDIC that cover approximately $1.2 billion in loans and other real estate owned, including single family residential mortgage and construction loans, as well as commercial loans (“Covered Assets”). Pursuant to the terms of the loss sharing agreements, the FDIC will reimburse Old National Bank for 80% of losses up to $275.0 million, 0% of losses up to $467.2 million and 80% of losses in excess of $467.2 million with respect to Covered Assets. Old National Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC has reimbursed Old National Bank under the loss sharing agreements. The loss sharing agreement applicable to single-family residential mortgage loans provides for FDIC loss sharing and Old National Bank reimbursement to the FDIC for ten years. The loss sharing agreement applicable to other Covered Assets provides for FDIC loss sharing for five years and Old National Bank reimbursement to the FDIC for eight years.
The bid accepted by the FDIC included a 1.0% deposit premium (excluding certain internal general ledger balances and market place deposits that were assumed at par). The assets were acquired at a discount of approximately 9.74%. Based on Integra’s July 29, 2011 interim financial statement information, Old National Bank made a payment to the FDIC in the amount of approximately $136.0 million, which is subject to a customary closing adjustment based upon the final closing date balance sheet for Integra, that reflects the difference between the purchase price of the assets acquired and the value of the liabilities assumed and the calculations of the premium.
As part of the Acquisition, Old National Bank acquired five subsidiaries of Integra from the FDIC: Integra Illinois Investment Company LLC, an investment company; Integra Loan Company, LLC, a loan company that is a subsidiary of the investment company; Prairie Realty Services, LLC, a real estate company holding other real estate owned; IBNK Leasing Corporation, formerly a leasing company that is no longer active; and Total Title Company, LLC, a title company in which Integra had a 65.5% interest. Assets of Integra Illinois Investment Co. LLC, Integra Loan Company and Prairie Reality Services, LLC are within the provisions of the loss sharing agreements. The terms of the Agreement provide for the FDIC to indemnify Old National Bank against claims with respect to liabilities and assets of Integra or any of its affiliates not assumed or otherwise purchased by Old National Bank and with respect to certain other claims by third parties.
As part of the consideration for the transaction, Old National Bank delivered to the FDIC a Value Appreciation Instrument (“VAI”) pursuant to which the FDIC was granted a cash-settled value appreciation right with respect to 6.0 million units, with each unit mirroring one share of the common stock of the Company. Under the terms of the VAI, the FDIC has the right to obtain a cash payment (“Settlement Amount”) equal to the product of: (1) the number of units with respect to which the FDIC exercises the VAI; and (2) difference between the (A) the average per share volume weighted price of the Company’s common stock over the two trading days immediately prior to the date on which the VAI is exercised and (B) $10.64. Pursuant to the terms of the VAI, the Settlement Amount shall be no less than $3.0 million and no more than $4.0 million. The VAI is exercisable by the FDIC, in whole or in part, on one or more occasions, for the period commencing on July 29, 2011 and expiring at 5:00 p.m. EST on September 29, 2011.

All of Integra’s 52 branches have re-opened as branches of Old National Bank. Old National Bank has an option, exercisable for 90 days following the closing of the Acquisition, to acquire, at fair market value, any bank premises that were owned by, and to assume any leases relating to bank premises held by Integra (including ATM locations). Old National Bank is currently reviewing the bank premises and related leases of Integra. In addition, Old National Bank has an option, exercisable for 90 days following the closing of the Acquisition, to elect to assume or reject any contracts that provided for the rendering of services by or to Integra.
No other assets were acquired or liabilities assumed from Integra or its parent company, Integra Bank Corporation, Evansville, Indiana.
The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, its certain exhibits attached thereto, and the Old National Bank Cash-Settled Value Appreciation Instrument, copies of which are attached hereto as Exhibit 2.1 and 10.1, respectively, and incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” in incorporated by reference into this Item 2.01.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than October 14, 2011.

(b)	Pro forma financial information

To the extent that pro forma financial information is required by this Item, such pro forma financial information will be filed in an amendment to this Current Report no later than October 14, 2011.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description

2.1*	Purchase and Assumption Agreement — Whole Bank; All Deposits, among Federal Deposit Insurance Corporation, receiver of Integra Bank National Association, Evansville, Indiana, the Federal Deposit Insurance Corporation and Old National Bank, dated as of July 29, 2011.

10.1	Old National Bank Cash-Settled Value Appreciation Instrument, dated July 29, 2011.
*Certain schedules and exhibits have been omitted pursuant to Section 6.01(b)(2) of Regulation S-K
* * * * * * *

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 3, 2011

OLD NATIONAL BANCORP
By:	/s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President, Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1*	Purchase and Assumption Agreement-Whole Bank; All Deposits, among Federal Deposit Insurance Corporation, receiver of Integra Bank National Association, Evansville, Indiana, the Federal Deposit Insurance Corporation and Old National Bank, dated as of July 29, 2011

10.1	Old National Bank Cash-Settled Value Appreciation Instrument
*Certain schedules and exhibits have been omitted pursuant to Section 6.01(b)(2) of Regulation S-K